Exhibit 99.1

CBS OUTDOOR TO BECOME OUTFRONT MEDIA

New brand highlights Company’s leadership in out-of-home advertising

Follows IPO, separation from CBS Corporation, REIT conversion and Van Wagner acquisition

New York, October 20, 2014 – CBS Outdoor Americas Inc. (NYSE: CBSO) has announced it will rebrand as Outfront Media Inc., marking another important step in the Company’s transformation.

“Outfront captures exactly who we are as a completely reenergized company and where we’ll be with innovative technology and creativity for our advertising clients,” said Jeremy Male, chief executive officer. “Our bold new identity – deployed nationwide from Times Square to the Sunset Strip – also represents the unmatched audience that our prime assets will deliver as we elevate our business and industry to new heights.”

The Outfront identity represents a new era for the Company and for its position within the growing out-of-home advertising sector. The brand also symbolizes the Company’s unique portfolio of billboards and displays in the most desired locations, including landmark positions in high-traffic areas, retail districts, transit hubs and iconic destinations.

Today’s introduction of Outfront Media kicks off a process that will include rebranding more than 100,000 displays. On November 20, 2014, the Company will be reintroduced online at www.outfrontmedia.com and on the New York Stock Exchange under the ticker symbol “OUT”.

The rebrand follows a year of major milestones, which include the Company’s IPO in March, separation from CBS Corporation and conversion to a REIT in July, and the acquisition of outdoor assets from Van Wagner in October.

In addition to a new brand, the Company is introducing new products and services aimed at enhancing its customers’ advertising campaigns. These include the introduction of Outfront Insiders, a community of consumers sharing insights on emerging trends and topics, as well as Outfront Studio, a new, in-house creative boutique for designing advertising campaigns. The Company will also deploy new technologies and digital innovations enabling clients to leverage the latest social, local and mobile platforms for engaging with their customers.

About CBS Outdoor Americas Inc.
CBS Outdoor (NYSE: CBSO) is one of the largest out-of-home media companies in the Americas and has a major presence in top markets throughout the United States, Canada, Mexico and South America. With traditional billboard and transit outdoor advertising properties, and a network of digital displays, CBS Outdoor gives advertisers both breadth and depth of audience across key geographies, as well as immersive ways to connect with increasingly mobile consumers. On November 20, 2014, the Company’s name will change to Outfront Media Inc., it will begin trading on the New York Stock Exchange under the symbol “OUT” and its website will become www.outfrontmedia.com.

Contacts:

Investors:
Gregory Lundberg
(212) 297-6441
greg.lundberg@cbsoutdoor.com

Media:
Lisa Schultz McGann
(212) 704-8160
lisa.mcgann@edelman.com

Cautionary Statement Concerning Forward-Looking Statements

We have made statements in this press release that are forward-looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by the use of forward-looking terminology such as “will” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions related to our rebranding and our capital resources, portfolio performance and results of operations. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods that may be incorrect or imprecise and may not be able to be realized. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: the expected timing of completing our rebranding; the anticipated benefits associated with our rebranding may not be realized; integrating the outdoor advertising business of Van Wagner may be more difficult, costly or time consuming than expected and the anticipated benefits and cost savings of the acquisition may not be fully realized; unknown risks inherent in the acquisition, or certain assumptions with respect to the outdoor advertising business of Van Wagner that may prove to be inaccurate; declines in advertising and general economic conditions; competition; government regulation; our inability to increase the number of digital advertising displays in our portfolio; taxes, fees and registration requirements; our ability to obtain and renew key municipal concessions on favorable terms; content-based restrictions on outdoor advertising; seasonal variations; risks related to future acquisitions and other strategic transactions; dependence on our management team and advertising executives; we may not realize the expected benefits from our separation from CBS Corporation; our substantial indebtedness; legislative, administrative, regulatory or other actions affecting real estate investment trusts (“REITs”), including positions taken by the Internal Revenue Service (“IRS”); complying with REIT requirements may cause us to liquidate investments or forgo otherwise attractive opportunities; our ability to contribute certain contracts to a taxable REIT subsidiary; we may not be able to engage in desirable strategic or capital-raising transactions as a result of our separation from CBS Corporation, and we could be liable for adverse tax consequences resulting from engaging in significant strategic or capital-raising transactions; and other factors described in our filings with the Securities and Exchange Commission (the “SEC”), including but not limited to the sections entitled “Risk Factors” in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2014 and in our prospectus filed with the SEC on July 7, 2014. All forward-looking statements in this press release apply as of the date of this press release or as of the date they were made and, except as required by applicable law, we disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors of new information, data or methods, future events or other changes.